Exhibit 99.1
JOINT FILING AGREEMENT

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Act”), by and among the parties listed below, each referred to herein as a “Joint Filer.” The Joint Filers agree that the foregoing Schedule 13D with respect to the common stock, par value $0.01 per share, of CPEX Pharmaceuticals, Inc. is filed on behalf of each of the undersigned and that all subsequent amendments to such statement shall be filed on behalf of each of the undersigned without necessity of filing an additional joint filing agreement. This joint filing agreement may be included as an exhibit to such joint filing.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Joint Filing Agreement as of this 31st day of January, 2011.

THE MANGROVE PARTNERS FUND, L.P.

By: Mangrove Capital, as General Partner

By:	/s/ Nathaniel August
Name: Nathaniel August
Title: Director

MANGROVE PARTNERS

By:	/s/ Nathaniel August
Name: Nathaniel August
Title: Director

MANGROVE CAPITAL

By:	/s/ Nathaniel August
Name: Nathaniel August
Title: Director

By:	/s/ Nathaniel August
Name: Nathaniel August